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                                  EXHIBIT 10.1



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                            PROMUS HOTEL CORPORATION

                              RESOLUTION ADOPTED BY
                               BOARD OF DIRECTORS
                               ON JULY 30-31,1998
                        (EFFECTIVE AS OF DECEMBER 3,1998)

         WHEREAS, the Board of Directors has determined that it is in the best interests of the Company and its stockholders for . . . the Agreement and Plan of Merger dated as of September 1, 1997, among Doubletree Corporation, Promus Hotel Corporation, and Parent Holding Corp. (the "Merger Agreement") to be amended . . . in a manner consistent with, and simultaneously with (but not in the absence of) the occurrence of, the Management Changes.

         NOW, THEREFORE, IT IS HEREBY --

         RESOLVED, that simultaneously with, but not in the absence of, the occurrence of the Management Changes, the Merger Agreement shall be amended to delete Section 5.20 thereof in its entirety.